Exhibit 5.1

January 6, 2022

B. Riley Principal 150 Merger Corp.
299 Park Avenue, 21st Floor
New York, NY 10171

Ladies and Gentlemen:

We have acted as New York counsel to B. Riley Principal 150 Merger Corp., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) and the registration thereunder of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of October 24, 2021 (as amended on December 29, 2021 and as may be further amended and/or restated from time to time, the “Merger Agreement”), by and among the Company, BRPM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and FaZe Clan Inc., a Delaware corporation. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Common Stock.

In connection with our opinion expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a) the Registration Statement;

(b) the Merger Agreement;

(c) a copy of the amended and restated certificate of incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;

(d) the form of second amended and restated certificate of incorporation of the Company to become effective upon the consummation of the Merger, the form of which is filed as Annex B to the Registration Statement;

(e) the form of amended and restated bylaws of the Company to become effective upon the consummation of the Merger, the form of which is filed as Annex C to the Registration Statement;

(f) the specimen Common Stock certificate of the Company to be used after consummation of the Merger, filed as Exhibit 4.4 to the Registration Statement; and

(g) resolutions of the board of directors of the Company dated as of October 24, 2021 relating to, among other things, the Registration Statement, the Merger Agreement and authorization of the issuance of shares of Common Stock thereunder.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In making such examination and rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In connection with the opinion expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the business combination and transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, and that such transactions will be effective under applicable law, (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement, and (iv) the current draft of the Company’s second amended and restated certificate of incorporation, in the form thereof submitted for our review and attached as Annex B to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law and that the Company will pay all fees and other charges required to be paid in connection with the filing thereof.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Common Stock have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Common Stock will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the General Corporation Law of the State of Delaware. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Common Stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

EA/MC

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